As filed with the Securities and Exchange Commission on December 22, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Fulton Financial Corporation	Pennsylvania	23-2195389
Fulton Capital Trust II	Delaware	56-6660404
Fulton Capital Trust III	Delaware	56-6660405
Fulton Capital Trust IV	Delaware	56-6660407
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Penn Square P.O. Box 4887 Lancaster, PA 17604 (717) 291-2411	George R. Barr, Jr., Esq. One Penn Square P.O. Box 4887 Lancaster, PA 17604 (717) 291-2411
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Lawrence S. Makow, Esq. Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 (212) 403-1000	Paul G. Mattaini, Esq. Barley Snyder LLC 126 East King Street Lancaster, PA 17602 (717) 299-5201

Approximate date of commencement of proposed sale to public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered*	Proposed maximum offering price per unit*	Proposed maximum aggregate offering price*	Amount of registration fee*
Common Stock of Fulton Financial Corporation
Preferred Stock of Fulton Financial Corporation
Subordinated Notes of Fulton Financial Corporation
Junior Subordinated Debt Securities
Warrants of Fulton Financial Corporation
Junior Subordinated Debt Securities of Fulton Financial Corporation to be issued to Fulton Capital Trust II, Fulton Capital Trust III and Fulton Capital Trust IV
Capital Securities of Fulton Capital Trust II, Fulton Capital Trust III and Fulton Capital Trust IV
Guarantees of Fulton Financial Corporation with respect to the Capital Securities of Fulton Capital Trust II, Fulton Capital Trust III and Fulton Capital Trust IV

*	An unspecified aggregate amount of securities of each identified class of securities is being registered, and, in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, each registrant, as applicable, will pay the registration fee on a pay-as-you-go basis.

PROSPECTUS

Fulton Financial Corporation

Common Stock

Preferred Stock

Subordinated Notes

Junior Subordinated Debt Securities

Warrants

Guarantees

Fulton Capital Trust II

Fulton Capital Trust III

Fulton Capital Trust IV

Capital Securities

We will provide the specific terms of the offering of any of these securities in supplements to this prospectus. When we offer securities, we will provide you with a prospectus supplement or other offering materials describing the terms of the specific issue of securities, including the offering price of the securities. You should read this prospectus and the accompanying prospectus supplement or other offering materials carefully before you invest in our securities.

We may sell the securities to or through underwriters, and also to other purchasers or through agents. The names of the underwriters will be stated in the prospectus supplements and other offering material. We may also sell securities directly to investors.

We, or any selling shareholder, may offer and sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of the securities will also be set forth in the applicable prospectus supplement.

Fulton Financial Corporation’s common stock trades on the Nasdaq Global Select Market under the ticker symbol “FULT.” Any common stock that we sell pursuant to any supplement to this prospectus will be listed for quotation on the Nasdaq Global Select Market upon official notice of issuance.

These securities are unsecured and are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries, and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. These securities involve investment risks, including possible loss of principal.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Neither the Securities and Exchange Commission, referred to as the SEC, nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 22, 2008.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended. Under the rules and regulations of the SEC relating to automatic shelf registration statements, we may, over time, sell any combination of the securities described in this prospectus, or in any applicable prospectus supplement, in one or more offerings. The exhibits to our registration statement contain the full text of certain documents which you may find important in deciding whether to purchase the securities we may offer. Therefore, you should carefully review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated below, under the heading “Where You Can Find More Information.”

This prospectus only provides you with a general description of the securities we may offer for sale at a future time. Each time we make an offer for the sale of the securities described in this prospectus, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the documents incorporated and deemed incorporated by reference in this prospectus and the additional information described below.

Unless the context otherwise indicates, all references in this prospectus to “we,” “us,” “our,” or similar references, shall mean Fulton Financial Corporation and each of the registrant trusts. However, such references do not refer to any of the other subsidiaries of Fulton Financial Corporation unless the context indicates otherwise.

WHERE YOU CAN FIND MORE INFORMATION

Fulton Financial Corporation, referred to as Fulton Financial, files reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, also referred to as the Exchange Act. You may read and copy this information at prescribed rates at the following location of the SEC:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

You can also obtain additional information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers like us who file electronically with the SEC. The address of that site is www.sec.gov.

The common stock of Fulton Financial trades on the Nasdaq Global Select Market under the ticker symbol “FULT.” You can also inspect information about Fulton Financial by visiting the Nasdaq Global Select Market web site at www.nasdaq.com or our web site at www.fult.com. Information contained in our web site does not constitute part of this prospectus.

We have not included separate financial statements of any of the co-registrant statutory trusts in this prospectus and we will not prepare separate financial statements of any of these trusts in the future. We do not consider that such financial statements would be material to holders of the capital securities of a particular trust because Fulton Financial will fully, irrevocably and unconditionally guarantee, on a subordinated basis, payments on those capital securities to the extent described in this prospectus and the applicable prospectus supplement and each of the trusts is a special purpose entity, has no operating history or independent operations, is not engaged in, and does not propose to engage in, any activity other than holding as its assets Fulton Financial’s junior subordinated debt securities, issuing, in the future, its capital securities to investors and common securities to Fulton Financial and engaging in incidental activities to these specified limited activities. Fulton Financial does not expect that any of these trusts will file reports, proxy statements and other information under the Exchange Act with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating information into this prospectus by reference, which means that we are disclosing important information to you by referring you to documents filed with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except as discussed below.

The following documents that we have filed with the SEC are incorporated into this prospectus by reference (other than information that pursuant to SEC rules is deemed not to be filed):

•	Annual Report on Form 10-K, filed February 29, 2008, for the year ended December 31, 2007;

•	Quarterly Report on Form 10-Q, filed May 12, 2008, for the quarter ended March 31, 2008;

•	Quarterly Report on Form 10-Q, filed August 11, 2008, for the quarter ended June 30, 2008;

•	Quarterly Report on Form 10-Q, filed November 10, 2008, for the quarter ended September 30, 2008;

•	Amendment to Quarterly Report on Form 10-Q/A, filed November 19, 2008, for the quarter ended September 30, 2008;

•

Current Reports on Form 8-K filed: January 18, 2008, March 20, 2008, April 21, 2008, April 28, 2008, May 29, 2008, June 20, 2008, September 16, 2008 (but only with respect to Film No. 081074558), September 18, 2008, November 6, 2008, November 14, 2008, December 10, 2008, December 15, 2008, December 16, 2008 and December 22, 2008;

•	Amendment to Current Report on Form 8-K/A, filed March 18, 2008; and

•	Proxy Statement, filed March 20, 2008.

All future filings that we make with the SEC, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements, prior to the termination of the offering of these securities shall be deemed to be incorporated by reference into this prospectus and into any supplements to this prospectus (other than information that pursuant to SEC rules is deemed not to be filed). Any statement contained in a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that any statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement modified or superseded in this way will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any supplement to this prospectus. The information incorporated by reference contains information about us and our financial condition and performance and is an important part of this prospectus or any accompanying prospectus supplement.

You can obtain any of the documents incorporated by reference in this prospectus from us, or from the SEC, through the SEC’s Internet web site at the address specified in “Where You Can Find More Information.” Documents incorporated by reference in this prospectus are available without charge, excluding all exhibits, unless we have specifically incorporated an exhibit into this document by reference. You may obtain documents incorporated by reference in this document by requesting them by writing or telephoning us at:

Fulton Financial Corporation

One Penn Square, P.O. Box 4887

Lancaster, PA 17604

Attention: Corporate Secretary

(717) 291-2411

You should rely only on the information included or incorporated by reference in this prospectus. We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those included or incorporated by reference in this prospectus. If anyone does give you any additional or different information, you should not rely on it. The information included or incorporated by reference in this prospectus speaks only as of the date of this document unless the information specifically indicates that another date applies.

DESCRIPTION OF SECURITIES

We may issue from time to time, in one or more offerings, the following securities:

•	common stock;

•	preferred stock;

•	subordinated notes;

•	junior subordinated debt securities;

•	warrants;

•	capital securities; or

•	guarantees.

We will set forth in the applicable prospectus supplement a description of the common stock, preferred stock, subordinated notes, junior subordinated debt securities, warrants, capital securities or guarantees that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offering.

EXPERTS

The consolidated financial statements of Fulton Financial Corporation as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The estimated expenses in connection with this Registration Statement, other than underwriting discounts and commissions, are as follows:

SEC Registration fee	$(1)
Trustee fees	(1)
Printing expenses	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Rating agency fees	(1)
Miscellaneous	(1)

TOTAL	$(1)

(1)	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this Registration Statement pursuant to Rule 457(r).

Item 15.	Indemnification of Directors and Officers.

Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director’s liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

The bylaws of Fulton Financial Corporation provide for (1) indemnification of directors, officers, employees and agents of Fulton Financial Corporation and its subsidiaries and (2) the elimination of a director’s liability for monetary damages, to the fullest extent permitted by Pennsylvania law.

Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by Fulton Financial Corporation.

Item 16.	Exhibits.

The exhibits filed (unless otherwise noted) as a part of this Registration Statement are as follows:

Exhibit Number	Description

1	Underwriting Agreement (1)

4.1	Form of Indenture for the Subordinated Notes to be issued by Fulton Financial (incorporated by reference to Exhibit 4.1 to the Company’s Post-Effective Amendment No. 2 to Form S-3 Registration Statement filed April 25, 2007)

4.2	Form of Indenture for the Junior Subordinated Debt Securities to be issued to Fulton Capital Trust II (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-3 filed December 27, 2005)

4.3	Form of Indenture for the Junior Subordinated Debt Securities to be issued to Fulton Capital Trust III (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-3 filed December 27, 2005)

4.4	Form of Indenture for the Junior Subordinated Debt Securities to be issued to Fulton Capital Trust IV (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-3 filed December 27, 2005)

4.5	Form of Guarantee Agreement with respect to the Capital Securities of Fulton Capital Trust II (incorporated by reference to Exhibit 4.6 to the Company’s Registration Statement on Form S-3 filed December 27, 2005)

4.6	Form of Guarantee Agreement with respect to the Capital Securities of Fulton Capital Trust III (incorporated by reference to Exhibit 4.7 to the Company’s Registration Statement on Form S-3 filed December 27, 2005)

4.7	Form of Guarantee Agreement with respect to the Capital Securities of Fulton Capital Trust IV (incorporated by reference to Exhibit 4.8 to the Company’s Registration Statement on Form S-3 filed December 27, 2005)

4.8	Form of Amended and Restated Declaration of Trust of Fulton Capital Trust II (incorporated by reference to Exhibit 4.10 to the Company’s Registration Statement on Form S-3 filed December 27, 2005)

4.9	Form of Amended and Restated Declaration of Trust of Fulton Capital Trust III (incorporated by reference to Exhibit 4.11 to the Company’s Registration Statement on Form S-3 filed December 27, 2005)

4.10	Form of Amended and Restated Declaration of Trust of Fulton Capital Trust IV (incorporated by reference to Exhibit 4.12 to the Company’s Registration Statement on Form S-3 filed December 27, 2005)

5.1	Opinion of Wachtell, Lipton, Rosen & Katz re: legality of the Subordinated Notes, Junior Subordinated Debt Securities, Warrants, Guarantees and Capital Securities (2)

5.2	Opinion of Barley Snyder LLC re: legality of the Common Stock, Preferred Stock and Warrants of Fulton Financial (2)

8	Opinion re: Tax Matters (1)

12	Statements re: Computation of Ratios (1)

23.1	Consent of KPMG LLP (2)

23.2	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1 to this Registration Statement)

23.3	Consent of Barley Snyder LLC (included in Exhibit 5.2 to this Registration Statement)

24.1	Power of Attorney of certain officers and directors (included as part of the signature page hereof)

25.1	Statement of Eligibility of Wilmington Trust Company, as trustee, under the Indenture for the Subordinated Notes to be issued by Fulton Financial Corporation (2)

25.2	Statement of Eligibility of Wilmington Trust Company, as trustee, under the Indenture for the Junior Subordinated Debt Securities to be issued to Fulton Capital Trust II (2)

25.3	Statement of Eligibility of Wilmington Trust Company, as trustee, under the Indenture for the Junior Subordinated Debt Securities to be issued to Fulton Capital Trust III (2)

25.4	Statement of Eligibility of Wilmington Trust Company, as trustee, under the Indenture for the Junior Subordinated Debt Securities to be issued to Fulton Capital Trust IV (2)

25.5	Statement of Eligibility of Wilmington Trust Company, as trustee, under the Guarantee Agreement with respect to the Capital Securities of Fulton Capital Trust II (2)

25.6	Statement of Eligibility of Wilmington Trust Company, as trustee, under the Guarantee Agreement with respect to the Capital Securities of Fulton Capital Trust III (2)

25.7	Statement of Eligibility of Wilmington Trust Company, as trustee, under the Guarantee Agreement with respect to the Capital Securities of Fulton Capital Trust IV (2)

25.8	Statement of Eligibility of Wilmington Trust Company, as trustee, under the Amended and Restated Declaration of Trust of Fulton Capital Trust II (2)

25.9	Statement of Eligibility of Wilmington Trust Company, as trustee, under the Amended and Restated Declaration of Trust of Fulton Capital Trust III (2)

25.10	Statement of Eligibility of Wilmington Trust Company, as trustee, under the Amended and Restated Declaration of Trust of Fulton Capital Trust IV (2)

(1)	To be filed subsequently on Form 8-K or by a post-effective amendment at the time information as to the distribution of each identified class of securities being registered is included in a prospectus supplement in accordance with Rule 430B.

(2)	Filed herewith.

Item 17.	Undertakings.

(a)	Each of the undersigned registrants hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (17 C.F.R. § 424(b)) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (a) (1)(i), (a) (1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (17 C.F.R. § 239.13) or Form F-3 (17 C.F.R. § 239.33) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (17 C.F.R. § 230.424(b)) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrants are relying on Rule 430B (17 C.F.R. § 230.430B):

a.	Each prospectus filed by any of the registrants pursuant to Rule 424(b)(3) (17 C.F.R. § 230.424(b)(3)) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

b.

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (17 C.F.R. § 230.424(b)(2), (b)(5), or (b)(7)) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (17 C.F.R. § 230.415(a)(1)(i), (vii), or (x)) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuers and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrants are subject to Rule 430C (17 C.F.R. § 230.430C), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (17 C.F.R. § 230.430A), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrants undertake that in a primary offering of the applicable undersigned registrant’s securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the applicable undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of any of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424 (17 C.F.R. § 230.424);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of any of the undersigned registrants or used or referred to by any of the undersigned registrants;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about any of the undersigned registrants or their securities provided by or on behalf of any of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by any of the undersigned registrants to the purchaser.

(b)	Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Each of the undersigned registrants hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any of the registrants of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e)	Each of the undersigned registrants hereby undertakes that:

(i)	For purposes of determining liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A of the Securities Act and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities as that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lancaster, Commonwealth of Pennsylvania, on December 22, 2008.

Fulton Financial Corporation

/s/ R. Scott Smith, Jr.
By: R. Scott Smith, Jr.
Chairman of the Board, President and
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George R. Barr, Jr. and Charles J. Nugent, as their true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign the Form S-3 Registration Statement and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or either one of his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ R. Scott Smith, Jr. R. Scott Smith, Jr.	Chairman of the Board, President and Chief Executive Officer	December 22, 2008

/s/ Charles J. Nugent Charles J. Nugent	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 22, 2008

/s/ Beth Ann L. Chivinski Beth Ann L. Chivinski	Executive Vice President, Controller and Chief Accounting Officer	December 22, 2008

/s/ Jeffrey G. Albertson Jeffrey G. Albertson	Director	December 22, 2008

/s/ John M. Bond, Jr. John M. Bond, Jr.	Director	December 22, 2008

/s/ Donald M. Bowman, Jr. Donald M. Bowman, Jr.	Director	December 22, 2008

/s/ Dana A. Chryst Dana A. Chryst	Director	December 22, 2008

/s/ Craig A. Dally Craig A. Dally	Director	December 22, 2008

/s/ Patrick J. Freer Patrick J. Freer	Director	December 22, 2008

/s/ Rufus A. Fulton, Jr. Rufus A. Fulton, Jr.	Director	December 22, 2008

/s/ George W. Hodges George W. Hodges	Director	December 22, 2008

/s/ Carolyn R. Holleran Carolyn R. Holleran	Director	December 22, 2008

/s/ Willem Kooyker Willem Kooyker	Director	December 22, 2008

/s/ Donald W. Lesher, Jr. Donald W. Lesher, Jr.	Director	December 22, 2008

/s/ Abraham S. Opatut Abraham S. Opatut	Director	December 22, 2008

/s/ John O. Shirk John O. Shirk	Director	December 22, 2008

/s/ Gary A. Stewart Gary A. Stewart	Director	December 22, 2008

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lancaster, Commonwealth of Pennsylvania, on December 22, 2008.

Fulton Capital Trust II

By: Fulton Financial Corporation, as Sponsor

/s/ Charles J. Nugent
Charles J. Nugent
Senior Executive Vice President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lancaster, Commonwealth of Pennsylvania, on December 22, 2008.

Fulton Capital Trust III

By: Fulton Financial Corporation, as Sponsor

/s/ Charles J. Nugent
Charles J. Nugent Senior Executive Vice President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lancaster, Commonwealth of Pennsylvania, on December 22, 2008.

Fulton Capital Trust IV

By: Fulton Financial Corporation, as Sponsor

/s/ Charles J. Nugent
Charles J. Nugent Senior Executive Vice President and Chief Executive Officer